UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2006

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2006, the Chairman of the Compensation Committee and the Lead Director of the ACE Limited Board of Directors provided a letter agreement to Brian Duperreault setting forth Mr. Duperreault’s compensation arrangements as he transitions from Executive Chairman to non-executive Chairman of the ACE Limited Board of Directors, effective as of June 1, 2006, which new role is expected to require approximately one day a week of Mr. Duperreault’s time. The Board authorized a $2 million cash bonus as an annual bonus in recognition of Mr. Duperreault’s role as Executive Chairman for the first 5 months of 2006. As of June 1, 2006, Mr. Duperreault’s total cash compensation will be at the annual rate of $600,000, inclusive of Board fees, currently with $170,000 of the total representing regular Board fees paid as follows: $100,000 of value in stock units and $70,000 in cash. Other than the cash bonus and stock unit award mentioned above, Mr. Duperreault will no longer be eligible for annual cash incentives or long-term incentive awards given to officers of the Company. Mr. Duperreault will have the opportunity to purchase medical coverage and convert his life insurance coverage to individual coverage. His current retirement funding benefits, such as the Company contribution, the Company match and the discretionary contribution, will cease at the end of May, 2006. Similarly, Mr. Duperreault’s executive perquisites will end as of the end of May, 2006. Mr. Duperreault’s personal use of the corporate aircraft will be limited to space available on normally scheduled management business flights with no authority to requisition the aircraft. The Company will provide Mr. Duperreault with administrative support and office space for up to five years after he steps down as non-executive Chairman.

Item 8.01 Other Events

On May 18, 2006, the Company announced that Mr. Duperreault will retire as Executive Chairman, remaining as non-Executive Chairman, effective June 1, 2006. See the press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference. On May 18, 2006, the Company also announced that Mary A. Cirillo was elected to the Board of Directors and that Robert Staley had retired from the Board of Directors. See the press release which is attached hereto as Exhibit 99.2 and incorporated herein by reference and the Company’s proxy statement dated April 13, 2006.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press release, dated May 18, 2006, reporting that Mr. Duperreault will be retiring as Executive Chairman, serving as non-executive Chairman.

99.2	Press release, dated May 18, 2006, reporting that Ms. Cirillo has been elected to the Board of Directors and that Mr. Staley has retired from the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ ROBERT F. CUSUMANO
Robert F. Cusumano
General Counsel

DATE: May 23, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 18, 2006, reporting that Mr. Duperreault will be retiring as Executive Chairman, serving as non-executive Chairman.
99.2	Press release, dated May 18, 2006, reporting that Ms. Cirillo has been elected to the Board of Directors and that Mr. Staley has retired from the Board of Directors.